COACTIVE MARKETING GROUP, INC.

                              MANAGEMENT BONUS PLAN

                            DATED AS OF JULY 1, 2002


1.       Purpose of the Plan.
         --------------------

         This Management Bonus Plan (the "Plan") is intended to recognize the contributions of key employees of CoActive Marketing Group, Inc. ("CoActive") and its subsidiaries (collectively with CoActive, the "Company"), and to align such employees' interests in the growth of the Company with that of its shareholders. It is further intended to attract and retain key employees of outstanding ability. These intentions will be effectuated through the creation of incentive pools for and awarding percentages of the incentive pools to selected key employees.

2.       Definitions.
         ------------

         For purposes of the Plan, the following terms shall have the following meanings:

         "Average Outstanding Equity" means, with respect to a particular Fiscal Year, the average of CoActive's outstanding stockholders' equity as set forth on CoActive's balance sheet as of the last day of each fiscal quarter during such Fiscal Year.

         "Award" means a Guaranteed Award or a Discretionary Award.

         "Board" means the Board of Directors of CoActive.

         "Cause" means "Cause" as defined in any employment agreement between the Participant and the Company, and, in the absence of an employment agreement or in the absence of a definition of "Cause" in such employment agreement, "Cause" shall mean (i) any conduct or behavior by the Participant that would reasonably be expected to have a material adverse effect on the Company's business or reputation, (ii) commission by the Participant of an act of moral turpitude or dishonesty, including fraud, (iii) Participant's failure to perform the Participant's duties for the Company, and (iv) the Participant's willful failure to perform or abide by any lawful direction or instruction of his or her superior at the Company.

         "Change in Control" mean the occurrence of any event or series of events as a result of which:

                  (i) any person or group of persons (other than persons who own voting stock of the Company as of the date of the Plan) acting together acquire, directly or indirectly, in any period of 12 consecutive months, shares constituting 50% or more of the voting stock of CoActive;

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                  (ii)     all or substantially all of the assets or business of
                           the Company is disposed of pursuant to a merger, consolidation or other transaction unless the shareholders of CoActive immediately prior to such merger, consolidation or other transaction own directly or indirectly, in the same proportion as they owned stock in CoActive, the voting ownership interests of the entity or entities, if any, that succeed to the business of the Company; or

                  (iii) the Company combines with another entity and is the surviving company but, immediately after the combination, the persons who were shareholders of CoActive immediately prior to the combination hold, directly or indirectly, shares constituting less than 50% of the voting stock of the combined company.

         "CoActive" means CoActive Marketing Group, Inc., a Delaware corporation.

         "Company" means CoActive and its Subsidiaries.

         "Committee" means CoActive's Compensation Committee.

         "Common Stock" means the common stock, $.001 par value, of CoActive.

         "Discretionary Award" means an award made to a Participant pursuant to
         Section 5(b) of the Plan.

         "Designated Participant" means a key employee of the Company identified in Schedule A to the Plan, as amended from time to time by the Committee in accordance with the terms and provisions of this Plan.

         "Fair Market Value" means the closing price for the Common Stock as officially reported on the relevant date (or if there were no sales on such date, on the next preceding date on which such closing price was recorded) by the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any such national securities exchange, the closing price as furnished by the National Association of Securities Dealers through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or, if the Common Stock is not quoted on Nasdaq, as determined in good faith by the Committee (whose determination shall be conclusive), based on the best information available to it.

         "Fiscal Year" means the 12-month fiscal year of the Company as reflected in the Company's periodic filings with the Securities and Exchange Commission from time to time, which currently ends on March 31.

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         "GAAP" means generally accepted accounting principles in the United
         States of America.

         "Guaranteed Award" means an award made to a Designated Participant pursuant to Section 5(a) of the Plan.

         "Guaranteed Pool" shall mean, with respect to a Fiscal Year, 60% of the Total Pool.

         "Guaranteed Pool Percentage" means, with respect to each Designated Participant, the percentage set forth opposite such Participant's name on Schedule A of the Plan.

         "Minority Subsidiary" means any corporation or other entity, whether domestic or foreign, in which CoActive has or obtains, directly or indirectly, a proprietary interest of 50% or less by reason of stock ownership or otherwise.

         "Participant" means a Designated Participant or any other key employee of the Company who has been selected by the Committee to receive a Discretionary Award.

         "Plan" means this Management Bonus Plan.

         "Pre-Tax Earnings" means, with respect to a Fiscal Year of CoActive or any Subsidiary, the net income of CoActive (on a consolidated Basis) or such Subsidiary (A) before deduction of (i) any amounts payable on account of federal, state or local taxes based on or measured by income, and (ii) any amounts payable under the Plan, (B) minus gains from extraordinary items, and (C) plus or minus, as applicable, equity in gain or loss of minority subsidiary or affiliate, in each case, as determined by the Board in consultation with CoActive's independent auditors in accordance with GAAP.

         "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which CoActive has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

         "Subsidiary Budget" means, with respect to Fiscal Year and a particular Subsidiary, the budget of such Subsidiary approved by CoActive's Board of Directors, which shall set forth, among other things, such Subsidiary's forecasted Pre-Tax Earnings for such Fiscal Year. The Subsidiary Budgets with respect to the Fiscal Year ending March 31, 2003 are attached hereto as Exhibit A.

         "Targeted Pre-Tax Earnings" means, with respect to each Fiscal Year and a particular Subsidiary, the Pre-Tax Earnings set forth in the Subsidiary Budget for such Fiscal Year.

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         "Total Pool" means, with respect to a Fiscal Year, the product of (A)
         30%, multiplied by (B) the amount by which (i) CoActive's Pre-Tax Earnings (on a consolidated basis) in such Fiscal Year, exceeds (ii) 20% of the Average Outstanding Equity of CoActive during such Fiscal Year, provided, however, that in no event shall the Total Pool exceed 15% of CoActive's Pre-Tax Earnings for such Fiscal Year, and provided further, that the portion of the Total Pool (if any) attributable to the Pre-Tax Earnings of a Minority Subsidiary shall in no event exceed more than 10% of the Total Pool, unless the Company (or a Subsidiary of the Company that is not a Minority Subsidiary) receives from such Minority Subsidiary within 90 days after the end of such Fiscal Year, a cash dividend in an amount no less than the amount by which the amount of the Total Pool attributable to such Minority Subsidiary exceeds 10% of the Total Pool.

         "Unallocated Pool" means, with respect to each Fiscal Year, 40% of the Total Pool, plus that portion of the Guaranteed Pool not awarded to Designated Participants under Section 5(a) of the Plan.

3.       Administration of the Plan.
         ---------------------------

         (a)      The Plan shall be administered by the Committee.

         (b) Within the limits of the express provisions of the Plan, the Committee shall have the authority, in its discretion, to:

                  (i) determine the eligible employees (in addition to the Designated Participants) to whom Discretionary Awards will be granted with respect to a Fiscal Year;

                  (ii) determine the amount of the Discretionary Awards that will be granted to any Participant with respect to a Fiscal Year;

                  (iii)    interpret the Plan;

                  (iv) prescribe, amend and rescind rules and regulations relating to the Plan

                  (v) retain consultants and counsel, at the Company's expense, in connection with the Committee's administration of the Plan; and

                  (vi) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

         (c) The determinations of the Committee with respect to the matters referred to in this Section 3 shall be conclusive.

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4.       Eligibility.
         ------------

         Awards may be made only to key employees of the Company.

5.       Determination of Awards.
         ------------------------

         (a) With respect to each Fiscal Year, each Designated Participant shall be awarded an amount (the "Guaranteed Award") equal to the product of his or her Guaranteed Pool Percentage and the Guaranteed Pool, provided, however, that in the event the Subsidiary listed above such Participant's name on Schedule A achieves Pre-Tax Earnings with respect to such Fiscal Year of between 51% and 89% of such Subsidiary's Targeted Pre-Tax Earnings for such Fiscal Year, the amount of such Guaranteed Award shall be proportionately reduced by an amount of between 49% and 25% of the Guaranteed Award that such Participant would have otherwise been entitled to, and provided further, that such Participant shall not be entitled to any Guaranteed Award in the event that either (i) the Subsidiary listed above such Participant's name on Schedule A achieves Pre-Tax Earnings with respect to such Fiscal Year of less than 51% of such Subsidiary's Targeted Pre-Tax Earnings for such Fiscal Year or (ii) the Targeted Pre-Tax Earnings of such Subsidiary for such Fiscal Year is less than the Targeted Pre-Tax Earnings for such Subsidiary for the immediately preceding Fiscal Year.

         (b) With respect to each Fiscal Year, the Committee, in its discretion, may award (a "Discretionary Award") all or any portion of the Unallocated Pool to Participants. A Designated Participant that receives a Guaranteed Award under subsection (a) above shall also be eligible to receive a Discretionary Award under this subsection (b). In making Discretionary Awards, the Committee may, but shall not be required to, take into consideration the contributions of particular Subsidiaries to the Total Pool.

         (c) Notwithstanding anything herein to the contrary, no Participant shall be entitled to aggregate Awards with respect to any Fiscal Year in excess of such Participant's base salary during such Fiscal Year.

6.       Payments of Awards.
         -------------------

         (a) Payments to Participants of Awards with respect to a Fiscal Year shall be made within 120 days following the end of such Fiscal Year.

         (b) Awards shall be paid in cash, provided, however, that at a Participant's option subject to approval by the Committee, up to one-half of the amount of such Participant's Awards with respect to a Fiscal Year shall be paid by issuing to such Participant immediately exercisable five-year options to purchase shares of Common Stock under CoActive's 2002 Long Term Incentive Plan (or any successor plan) at an exercise price equal to the Fair Market Value on the date of grant of such option, with such option valued in accordance with the "Black-Scholes" valuation method or such other valuation methodology deemed appropriate by the Committee.

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7.       Term.
         -----

         This Plan shall apply to Fiscal Years ending March 31, 2003 through March 31, 2012 and shall terminate upon payment of all amounts due with respect to such Fiscal Years, unless the Plan shall be extended by the Committee for one or more additional Fiscal Years.

8.       Forfeitures.
         ------------

         (a) If, prior to the payment of a Participant's Award with respect to a Fiscal Year, the Participant's employment with the Company is terminated by the Company for Cause or voluntarily by the Participant for any reason, such Participant's Awards for that Fiscal Year (as well as the right to receive Awards for succeeding Fiscal Years) shall be immediately forfeited.

         (b) If a Designated Participant's employment by the Company is terminated during a Fiscal Year by reason of such Participant's death or disability, such Participant shall be entitled to a pro rata share (based on length of service as an employee during such Fiscal Year) of his or her Guaranteed Award for such Fiscal Year but shall have no right to receive Awards for succeeding Fiscal Years.

9.       Plan Amendment.
         ---------------

         (a) The Committee may amend the Plan at any time in its discretion; provided, however, that no such amendment shall affect the Guaranteed Award payable to a Designated Participant without such Participant's consent.

         (b) In the event a Designated Participant shall cease to be eligible to receive Guaranteed Awards due to the termination of such Participant's employment with the Company, the Committee may amend Schedule A to the Plan to allocate such Designated Participant's Guaranteed Pool Percentage to other Participants.

10.      Change in Control.
         ------------------

         If, after a Change in Control, the Company or its successor does not continue or assume the Plan, each Designated Participant shall be entitled to a pro rata share (based on length of service as an employee during such Fiscal Year prior to the event which triggered this provision) of his or her Guaranteed Award for such Fiscal Year. In such event, the Guaranteed Pool with respect to such Fiscal Year shall be determined as if the rate of Pre-Tax Earnings for the remaining portion of the Fiscal Year continued at the average monthly rate that prevailed during such Fiscal Year prior to the Change in Control, provided, however, that if such Change in Control occurred within the first 90 days of a Fiscal Year, the Guaranteed Pool shall instead be determined based on the Pre-Tax Earnings for the 12 calendar months immediately preceding the Change in Control. The payment of the Guaranteed Award provided for in this Section 10 shall be made within 30 days after the event which triggered the obligation to make such payments. Nothing in this Section 10 shall provide the Company or its successor with the right to terminate the Plan following a Change in Control.

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11.      Miscellaneous.
         --------------

         (a) The granting of an Award to a Participant shall not confer on any Participant any right to continuing employment by the Company or to receive an Award for any subsequent Fiscal Year or to receive benefits under any other compensation or benefit plan of the Company.

         (b) No Award or payment under the Plan shall be taken into account in determining a Participant's compensation for purposes of any employee benefit plan other than the Plan.

         (c) The Plan shall not be deemed an exclusive method of providing incentive compensation for Participants and shall not limit or restrict the right or power of the Board or the Committee to authorize, adopt or approve other methods of incentive compensation for key employees.

         (d) Any federal, state or local taxes required by law to be withheld with respect to payments under the Plan shall be deducted from such payments.

         (e) The rights of a Participant under the Plan shall not be assigned, transferred, pledged or encumbered in any manner nor shall such rights be subject to execution, attachment, garnishment or other legal process. Participants shall be general unsecured creditors of the Company with respect to any payment due under the Plan.

         (f) The Plan shall be construed under the laws of the State of New York without regard to its principles or policies regarding conflict of laws.

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                                   SCHEDULE A

                             DESIGNATED PARTICIPANTS

                                    EXHIBIT A

                               SUBSIDIARY BUDGETS